Exhibit 99.1

41280 Bridge St, Novi, MI 48375 THESHYFTGROUP.COM

The Shyft Group Reports Second Quarter 2022 Results

Delivered $0.15 of EPS; Raised mid-point of outlook as chassis flow improved; Backlog remains strong; Continued progress on Blue Arc EV initiative

Novi, Mich., July 28, 2022 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the second quarter ending June 30, 2022.

Second Quarter 2022 Financial Highlights from Continuing Operations1

For the second quarter of 2022 compared to the second quarter of 2021:

●	Sales of $232.2 million, a decrease of $11.8 million, or 4.8%, from $244.0 million.
●	Income from continuing operations of $5.3 million, or $0.15 per share, compared to income from continuing operations of $17.0 million, or $0.44 per share.
●	Adjusted EBITDA of $13.7 million, or 5.9% of sales, a decrease of $14.9 million, from $28.6 million, or 11.7% of sales. Results include $7.0 million of EV development costs.
●	Adjusted net income of $7.5 million, or $0.21 per share, compared to adjusted net income of $19.0 million, or $0.53 per share in the second quarter of 2021.
●	Consolidated backlog at June 30, 2022, totaled $1.1 billion, up $383.8 million, or 51.1%, compared to $751.4 million at June 30, 2021, reflecting continued strong demand across all business units.

“The Shyft Group continued to manage supply chain disruptions in the second quarter with results in line with our expectations. The Specialty Vehicles team executed well and produced solid results, while we also saw chassis deliveries in our Fleet Vehicle Services business improve steadily as the quarter progressed,” said Daryl Adams, President and Chief Executive Officer. “We also continued to hit key development milestones with our electrification products and remain on track for production in mid-2023.”

Fleet Vehicles and Services (FVS)

FVS segment sales were $136.9 million, a decrease of $24.7 million, or 15.3%, from $161.6 million due to decreased volume related in large part to reduced OEM chassis availability, partially offset by pricing actions.

Adjusted EBITDA was $14.5 million, or 10.6% of sales, compared to $28.1 million, or 17.4% of sales, a year ago. The decrease was primarily driven by lower volume and productivity inefficiencies as a result of intermittent chassis supply, material and labor cost inflation, partially offset by pricing actions and mix.

The segment backlog at June 30, 2022, totaled $1.0 billion and was up 53.2% compared to $652.6 million at June 30, 2021.

1 The Company divested its Emergency Response Vehicles (ERV) business effective February 1, 2020.  Accordingly, the financial results of ERV have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

The Shyft Group, Inc.

Specialty Vehicles (SV)

SV segment sales were $95.3 million, an increase of $12.9 million, or 15.7%, from $82.4 million a year ago. This was due to continued strong performance in luxury motorhome chassis and service body sales as well as the impact of pricing actions.

Adjusted EBITDA was $12.9 million, or 13.5% of sales, an increase of $4.1 million, or 46.0%, from $8.8 million, or 10.7% of sales, a year ago. The increase was primarily due to higher sales volume, pricing actions and improved product mix, partially offset by material and labor cost inflation.

The segment backlog as of June 30, 2022, totaled $135.2 million and was up 36.8% compared to $98.8 million at June 30, 2021.

2022 Outlook

“As anticipated, our second quarter started off slow, but progressively improved as OEM chassis deliveries increased throughout the quarter,” said Jon Douyard, Chief Financial Officer. “Given our second quarter performance, along with increased visibility into chassis supply, strong customer demand, and a healthy balance sheet, we believe that we are on track to deliver our improved full year guidance.”

Guidance for full-year 2022, notwithstanding further chassis and supply chain related issues, is as follows:

●	Revenue to be in the range of $925 million to $1.1 billion
●	Adjusted EBITDA of $55 to $80 million, including $30 million of expenses related to EV development
●	Income from continuing operations of $21 to $41 million
●	Earnings per share of $0.59 to $1.15
●	Adjusted earnings per share of $0.85 to $1.41

Adams concluded, “We remain excited about our long-term business prospects, our capabilities, and our team. Our financial strength positions us well to invest in innovation and meet the evolving needs of our customers despite the current industry wide challenges. The team is laser focused on executing our growth strategy and driving long-term value for customers, employees, and shareholders.”

Conference Call and Webcast Information

The Shyft Group will host a conference call at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10163194

For more information about Shyft, please visit www.theshyftgroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands includes Blue Arc™ EV Solutions, Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,800 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales of $992 million in 2021. Learn more about The Shyft Group at TheShyftGroup.com.

The Shyft Group, Inc.

This release contains information, including our revenue and earnings guidance, all other information provided with respect to our outlook for 2022 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$6,607	$37,158
Accounts receivable, less allowance of $162 and $187	79,241	87,262
Contract assets	42,368	21,483
Inventories, net	102,010	67,184
Other receivables - chassis pool agreements	23,636	9,926
Other current assets	13,698	10,813
Total current assets	267,560	233,826

Property, plant and equipment, net	66,169	61,057
Right of use assets – operating leases	54,426	43,316
Goodwill	48,880	48,880
Intangible assets, net	51,029	52,981
Net deferred tax asset	5,312	4,880
Other assets	1,637	2,927
TOTAL ASSETS	$495,013	$447,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$90,259	$82,442
Accrued warranty	5,596	5,975
Accrued compensation and related taxes	12,918	19,064
Contract liabilities	1,359	988
Operating lease liability	9,706	7,934
Other current liabilities and accrued expenses	9,856	9,256
Short-term debt - chassis pool agreements	23,636	9,926
Current portion of long-term debt	192	252
Total current liabilities	153,522	135,837

Other non-current liabilities	7,004	8,108
Long-term operating lease liability	46,188	36,329
Long-term debt, less current portion	55,263	738
Total liabilities	261,977	181,012
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 35,063 and 35,416 outstanding	88,894	95,375
Retained earnings	144,041	171,379
Total The Shyft Group, Inc. shareholders' equity	232,935	266,754
Non-controlling interest	101	101
Total shareholders' equity	233,036	266,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$495,013	$447,867

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Sales	$232,195	$243,982	$439,078	$441,870
Cost of products sold	190,077	192,076	371,029	349,978
Gross profit	42,118	51,906	68,049	91,892

Operating expenses:
Research and development	7,563	940	12,490	1,722
Selling, general and administrative	26,860	28,740	53,412	53,277
Total operating expenses	34,423	29,680	65,902	54,999

Operating income	7,695	22,226	2,147	36,893

Other income (expense):
Interest expense	(463)	(227)	(617)	(57)
Other income (expense)	(488)	506	(523)	689
Total other income (expense)	(951)	279	(1,140)	632
Income from continuing operations before income taxes	6,744	22,505	1,007	37,525

Income tax expense (benefit)	1,461	5,552	(424)	9,042

Income from continuing operations	5,283	16,953	1,431	28,483

Income from discontinued operations, net of income taxes	-	-	-	81

Net income	5,283	16,953	1,431	28,564

Less: net income attributable to non-controlling interest	-	990	-	1,025

Net income attributable to The Shyft Group, Inc.	$5,283	$15,963	$1,431	$27,539

Basic earnings per share
Continuing operations	$0.15	$0.45	$0.04	$0.78
Discontinued operations	-	-	-	-
Basic earnings per share	$0.15	$0.45	$0.04	$0.78

Diluted net earnings per share
Continuing operations	$0.15	$0.44	$0.04	$0.76
Discontinued operations	-	-	-	-
Diluted earnings per share	$0.15	$0.44	$0.04	$0.76

Basic weighted average common shares outstanding	35,049	35,333	35,078	35,322

Diluted weighted average common shares outstanding	35,243	36,190	35,437	36,191

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, except par value)

(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,431	$28,564
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	6,696	5,330
Non-cash stock based compensation expense	3,708	4,492
Deferred income taxes	(432)	134
Loss (gain) on disposal of assets	481	(105)
Changes in accounts receivable and contract assets	(12,863)	(42,639)
Changes in inventories	(34,826)	(21,992)
Changes in accounts payable	7,333	27,721
Changes in accrued compensation and related taxes	(6,146)	665
Changes in accrued warranty	(379)	989
Changes in other assets and liabilities	(1,672)	69
Net cash provided by (used in) operating activities	(36,669)	3,228

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,010)	(12,373)
Proceeds from sale of property, plant and equipment	148	15
Acquisition of business, net of cash acquired	-	404
Net cash used in investing activities	(9,862)	(11,954)

Cash flows from financing activities:
Proceeds from long-term debt	85,000	15,000
Payments on long-term debt	(30,000)	(15,000)
Payments of dividends	(3,640)	(1,776)
Purchase and retirement of common stock	(26,789)	(3,348)
Issuance and vesting of stock incentive awards	(8,591)	(2,967)
Net cash provided by (used in) financing activities	15,980	(8,091)

Net decrease in cash and cash equivalents	(30,551)	(16,817)
Cash and cash equivalents at beginning of year	37,158	20,995
Cash and cash equivalents at end of year	$6,607	$4,178

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$126,181	$-	$-	$126,181
Motorhome chassis sales	-	42,710	-	42,710
Other specialty vehicles sales	-	47,044	-	47,044
Aftermarket parts and accessories sales	10,716	5,544	-	16,260
Total Sales	$136,897	$95,298	$-	$232,195

Adjusted EBITDA	$14,525	$12,859	$(13,695)	$13,689

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended June 30, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$153,171	$-	$-	$153,171
Motorhome chassis sales	-	40,891	-	40,891
Other specialty vehicles sales	-	36,070	-	36,070
Aftermarket parts and accessories sales	8,447	5,403	-	13,850
Total Sales	$161,618	$82,364	$-	$243,982

Adjusted EBITDA	$28,116	$8,808	$(8,354)	$28,570

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021
Fleet Vehicles and Services	$1,000,021	$1,148,700	$859,442	$749,731	$652,642
Motorhome Chassis	62,811	61,297	54,583	60,978	56,294
Other Specialty Vehicles	72,058	62,406	49,407	41,504	42,106
Aftermarket Parts and Accessories	293	296	127	347	382
Total Specialty Vehicles	135,162	123,999	104,117	102,829	98,782

Total Backlog	$1,135,183	$1,272,699	$963,559	$852,560	$751,424

The Shyft Group, Inc.

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
The Shyft Group, Inc.	2022	% of sales	2021	% of sales
Income from continuing operations	$5,283	2.3%	$16,953	6.9%
Net (income) attributable to non-controlling interest	-		(990)
Add (subtract):
Restructuring and other related charges	354		505
Acquisition related expenses and adjustments	341		71
Non-cash stock-based compensation expense	2,060		2,850
Loss from liquidation of JV	-		643
Tax effect of adjustments	(496)		(998)
Adjusted net income	$7,542	3.2%	$19,034	7.8%

Income from continuing operations	$5,283	2.3%	$16,953	6.9%
Net (income) attributable to non-controlling interest	-		(990)
Add (subtract):
Depreciation and amortization	3,727		2,759
Income tax expense	1,461		5,552
Interest expense	463		227
EBITDA	$10,934	4.7%	$24,501	10.0%
Add:
Restructuring and other related charges	354		505
Acquisition related expenses and adjustments	341		71
Non-cash stock-based compensation expense	2,060		2,850
Loss from liquidation of JV	-		643
Adjusted EBITDA	$13,689	5.9%	$28,570	11.7%

Diluted net earnings per share	$0.15		$0.44
Add (subtract):
Restructuring and other related charges	0.01		-
Acquisition related expenses and adjustments	0.01		-
Non-cash stock-based compensation expense	0.05		0.08
Loss from liquidation of JV	-		0.01
Tax effect of adjustments	(0.01)		-
Adjusted diluted net earnings per share	$0.21		$0.53

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2022
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$21,097	$31,116	$41,135
Add:
Depreciation and amortization	13,582	13,582	13,582
Interest expense	1,500	1,250	1,000
Taxes	6,481	9,212	11,943
EBITDA	$42,660	$55,160	$67,660
Add:
Non-cash stock-based compensation and other charges	12,340	12,340	12,340
Adjusted EBITDA	$55,000	$67,500	$80,000

Earnings per share	$0.59	$0.87	$1.15
Add:
Non-cash stock-based compensation and other charges	0.34	0.34	0.34
Less tax effect of adjustments	(0.08)	(0.08)	(0.08)
Adjusted earnings per share	$0.85	$1.13	$1.41

The Shyft Group, Inc.